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                                                                    EXHIBIT 99.B

                             JOINT FILING AGREEMENT


               The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of Common Stock of Think New Ideas, Inc. dated March 15, 1999, and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of 13(d)-1(k) under the Securities Exchange Act of 1934.


Date:   March 15, 1999                CAPITAL VENTURES INTERNATIONAL

                                      By: Heights Capital Management, pursuant
                                      to a Limited Power of Attorney, a copy of
                                      which is filed as Exhibit A to the
                                      Schedule 13G


                                          By:  /S/ MICHAEL SPOLAN
                                             ----------------------------------
                                               Michael Spolan, General Counsel
                                               and Secretary



Date:   March 15, 1999                Heights Capital Management, Inc.


                                          By:  /S/ MICHAEL SPOLAN
                                             ----------------------------------
                                               Michael Spolan, General Counsel
                                               and Secretary